Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33–57801, 33–55285, 33–24955, 333–21867, and 333–26621 on Form S-3 and Registration Statement Nos. 333–00709, 333–01183, 333–38299, 333–41903, 333–41476, 333–41478, 333–48482, 333–74216, 333–151884, and 333–151887 on Form S-8 of our report dated February 25, 2008, except for Note 4, as to which the date is December 19, 2008, relating to the consolidated financial statements and financial statement schedule of Tenet Healthcare Corporation and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109”, effective January 1, 2007), and our report dated February 25, 2008 relating to the effectiveness of Tenet Healthcare Corporation’s internal control over financial reporting, appearing in this Current Report on Form 8-K of Tenet Healthcare Corporation dated January 21, 2009.

/s/ DELOITTE & TOUCHE LLP

Dallas, TX
January 21, 2009